UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400
Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.

On January 7, 2019, Second Sight Medical Products, Inc. (the “Company”) announced commencement of a rights offering to raise approximately $40.5 million.

Under the proposed rights offering:

●	We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase units.
●	Subscription rights expire if they are not exercised by 5:00 p.m. New York time on February 15, 2019 (“Expiration Date”) and once made all exercises are irrevocable.
●	Each subscription right entitles the holder to invest $0.53 for each share of common stock owned on the record date, which is January 15, 2019
●	Each unit will consist of one share of common stock and one warrant to purchase one share of common stock at a strike price of $1.47.
●

The subscription price will equal the lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date, February 15, 2019, per unit.

●	Rights are non-transferrable.
●

Shareholders who fully exercise their basic subscription rights will be entitled, if available, to subscribe for additional units that are not purchased by other shareholders, on a pro rata basis and subject to ownership limitations, and on terms set forth in our prospectus supplement.

●	Rights not exercised by the Expiration Date will expire having no value and the closing is expected in late February.
●	The warrants are listed for trading on NASDAQ under the “EYESW” trading symbol.
●	No minimum amount is necessary to be received in order for us to close the rights offering.
●

The Company has agreed to extend the original term of the warrants from March 14, 2022 through March 14, 2024 if the rights offering provides gross proceeds to us of at least $20 million, and if that amount is not obtained the original expiration date of the warrants will remain unchanged, in which event purchasers in our rights offerings will receive warrants that expire at 5:00 p.m. New York time on March 14, 2022.

●	Gregg Williams, Chairman of the Board, has indicated his non-binding intention to participate in the rights offering in an amount of up to $20 million.

Any person who purchases shares before the record date will be deemed a holder of record with respect to those shares only if the transaction has settled by the record date. The standard settlement cycle in the United States is currently the trade date plus two business days. Investors wishing to participate in the Company’s offering are encouraged to contact their broker-dealer to ensure the settlement of transactions prior to the record date.

Second Sight plans to use the proceeds from the rights offering to: (i) continue gathering clinical and performance data to support safety and efficacy of Orion®; (ii) complete ongoing development of Argus® 2s, the Company’s next-generation externals and seek regulatory approvals; (iii) advance research in areas such as eye-tracking and object recognition; and (iv) for other operating and general corporate purposes.

The Company will conduct the Rights Offering pursuant to a Registration Statement on Form S-3 (File No. 333-221228) (the “Registration Statement”), which was declared effective by the SEC on November 9, 2017. A Prospectus Supplement and the accompanying base prospectus relating to the Rights Offering was filed with the SEC on January 8, 2019. The information contained herein does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the Form of Non-Transferable Subscription Rights Certificate, Form of Instructions as to Use Subscription Rights Certificates, Form of Letter to Stockholders Who are Record Holders, Form of Letter to Brokers, Dealers, Banks and Other Nominees, Form of Broker Letter to Clients Who are Beneficial Holders, Form of Beneficial Owner Election Form, Form of Nominee Holder Election Form, Form of Notice of Important Tax Information and Form of Notice of Guaranteed Delivery are attached hereto as Exhibits 4.2, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8, respectively, and are incorporated herein by reference. The foregoing descriptions of such documents are not complete and are qualified in their entirety by reference to such exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

4.2	Form of Non-transferable Subscription Rights Certificate
5.1	Legal opinion of Law Offices of Aaron A. Grunfeld & Associates
8.1	Tax opinion of Herbert D. Sturman, Esq.
99.1	Form of Instructions as to Use Subscription Rights Certificates
99.2	Form of Letter to Stockholders who are Record Holders
99.3	Form of Letter to Brokers, Dealers, Banks and Other Nominees
99.4	Form of Broker Letter to Clients Who are Beneficial Holders
99.5	Form of Beneficial Owner Election Form
99.6	Form of Nominee Holder Election Form
99.7	Form of Notice of Important Tax Information
99.8	Form of Notice of Guaranteed Delivery
99.9	Press release dated January 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake
By: John T. Blake
Chief Financial Officer